Exhibit 10.1

TRANSITION, SEPARATION AND GENERAL RELEASE AGREEMENT

Caution: Read Carefully
This Is A Release Of All Claims

THIS TRANSITION, SEPARATION AND GENERAL RELEASE AGREEMENT (“Agreement”) is voluntarily entered into as of the date(s) set forth on the signature page below by and between the undersigned individual employee, Todd Driver (“Employee”) and Lippert Components, Inc. (the “Company”).
WHEREAS, Employee is currently employed as the Chief Operating Officer of the Company;

WHEREAS, Employee and the Company have reached a mutual agreement on the termination of Employee’s employment effective as of January 1, 2016 (“Separation Date”);

WHEREAS, the Company desires Employee to continue in his position as Chief Operating Officer during the period from the date set forth on the signature page below to the Separation Date (the “Transition Period”), and Employee desires to assist the Company with the transition of his responsibilities during the Transition Period;

WHEREAS, Employee and Company are parties to an Executive Employment Agreement, dated February 26, 2015, a copy of which is attached hereto as Exhibit A (the “Employment Agreement”), which Employment Agreement contains ongoing obligations of Employee, with which Employee agrees he shall abide; and

NOW, THEREFORE, in consideration of the mutual understandings, covenants, and the release contained in this Agreement, Company and Employee hereby voluntarily agree as follows:
1.    Definitions. Specific terms used in this Agreement have the following meanings: (a) words such as “I,” “me,” and “my” include both the undersigned Employee and anyone who has or obtains any legal right or claims through him; and (b) “Company” means Lippert Components , Inc., its parent company Drew Industries Incorporated, all of their past and present officers, directors, employees, trustees, agents, affiliates, insurers, any and all employee benefit plans (and any fiduciary of such plans) sponsored by such entities, and each such entity’s subsidiaries, predecessors, successors, and assigns, and all other entities, persons, firms, or corporations liable or who might be claimed to be liable, none of whom admit any liability to me, but all of whom expressly deny any such liability.
2.    Assistance with Transition. During the Transition Period, I will continue in my position as Chief Operating Officer of the Company, and agree to assist the Company in the transition of my duties and responsibilities. I agree to engage in my duties through the Separation Date, as requested, in a professional manner, and acknowledge that I will remain subject to all of the Company’s employment policies and procedures including, without limitation, the Company’s Guidelines for Business Conduct and Insider Trading Policy, each as amended from time to time. During the Transition Period and until the Separation Date, my weekly base salary will remain the same as in effect as of the date of this Agreement. I agree that on the Separation Date, I will sign the Reaffirmation Agreement, attached hereto as Exhibit B.
3.     Company’s Agreement to Make Separation Payments and Provide Other Consideration to Me. As I agreed in Section 4(C) of my Employment Agreement, in exchange for my release and other promises made by me in this Agreement and my Employment Agreement, the Company agrees that it shall provide to me the Severance Benefits set forth in Section 4(B) of my Employment Agreement and as outlined in the Schedule of Severance Benefits attached hereto as Exhibit C, provided I do not revoke this Agreement. As set forth in Section 4(C) of my Employment Agreement, I understand that the Company’s payment obligations under Section 4(B) of my Employment Agreement shall cease in the event I breach any of my obligations set forth in Section 5 of my Employment Agreement, and in the event of any such breach, I shall repay in cash immediately to the Company any amounts previously paid to me under Section 4(B) of my Employment Agreement.
I acknowledge that the payments and other consideration described above constitute full and fair consideration for the release of My Claims (defined in Paragraph 4 below), that the Company is not otherwise obligated to make these payments to me, and that they are in addition to any other sums to which I am otherwise due. I also acknowledge that I have received all other forms of compensation, of whatever kind, that may be due to me by the Company, including, without limitation, amounts earned by me prior to the Effective Date of this Agreement (which is that date on which I sign this Agreement).
4.    My Claims. The claims I am releasing (“My Claims”) include all of my rights to any relief of any kind from the Company, including without limitation, all claims I have now, whether or not I now know about the claims. These claims, which I hereby release, include, but are not limited to the following: (a) all claims relating to my employment with Company, or the termination of that employment, including, but not limited to, any claims arising under the Fair Labor Standards Act; Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1866; the Age Discrimination in Employment Act (“ADEA”); the Older Worker Benefits Protection Act (“OWBPA”); the Employee Retirement Income Security Act; the Family and Medical Leave Act (“FMLA”) (to the extent that FMLA claims may be released under governing law); the Americans with Disabilities Act; the applicable state civil rights laws; and/or any other federal, state or local law; (b) all claims under any principle of common law or equity, including but not limited to, claims for alleged unpaid compensation or other monies; commissions; any tort; breach of contract; and any other allegedly wrongful employment practices; and (c) all claims for any type of relief from the Company, including but not limited to, claims for damages, costs and attorney’s fees. In addition to these claims being released, I acknowledge that I have not suffered any physical or mental injuries arising out of my employment with Company or the termination of that employment.

5.    Exclusions From Release. I understand that My Claims released under this Agreement do not include any rights or claims that may arise after the Effective Date of this Agreement. I understand I do not waive future claims, or the right to file claims under the Company’s health insurance programs that I participate in, including for disability benefits, in accordance with the terms and provisions of such programs. Also, I further understand that nothing in this Agreement shall in any way adversely affect whatever vested rights I may have to benefits under any retirement or other employee benefit plan. In addition, I acknowledge that this Agreement is not intended to (a) prevent me from filing a charge or complaint including a challenge to the validity of this Agreement, with the Equal Employment Opportunity Commission (“EEOC”); (b) prevent me from participating in any investigation or proceeding conducted by the EEOC; or (c) establish a condition precedent or other barrier to exercising these rights. While I have the right to participate in an investigation, I understand that I am waiving my right to any monetary recovery arising from any investigation or pursuit of claim on my behalf. I acknowledge that I have the right to file a charge alleging a violation of the ADEA with any administrative agency and/or to challenge the validity of the waiver and release of any claim I might have under the ADEA without either: (a) repaying to the Company the amounts paid by it to me or on my behalf under this Agreement; or (b) paying to the Company any other monetary amounts (such as attorney’s fees and/or damages).

6.    Ongoing Obligations. I hereby reaffirm all of my ongoing obligations to the Company under my Employment Agreement, as set forth in Section 5 of my Employment Agreement, and all enforcement provisions in my Employment Agreement related thereto.
7.    Non-Disparagement and Confidentiality of this Agreement. Subject to the exclusions stated in Paragraph 5, I agree to refrain from making any defamatory comments to anyone (including, but not limited to, the Company’s customers) concerning the Company, its employees, agents, operations, or plans. I agree that any inquiries concerning the Company shall be directed to the CEO or President of the Company for response. I also understand that it is an essential and material condition of this Agreement that the existence and terms of this Agreement are to remain strictly confidential and shall not be disclosed by me to any person other than to my attorney, my accountant or my spouse, if any, or as required by law (subject to the exclusions in Paragraph 5). I acknowledge, however, that the Company may disclose the existence and terms of this Agreement as the Company deems necessary to comply with law and the rules of the New York Stock Exchange. I acknowledge that the foregoing provision does not prohibit or restrict me from initiating communications directly with, or responding to any inquiry from, or providing testimony before, the SEC, any self-regulatory organization, or any other federal or state regulatory authority regarding possible violations of federal or state law or regulations.
8.    Cooperation. In further protection of the interests of the Company, I agree to cooperate fully (i) with the Company in the investigation, prosecution or defense of matters currently pending and any potential claims or concerns regarding the Company’s business about which I have relevant knowledge or which arise relating to my employment with the Company, including by providing truthful information and testimony as reasonably requested by the Company, and (ii) with all government authorities on matters pertaining to any investigation, litigation or administrative proceeding concerning the Company. The Company will reimburse me for any reasonable travel and out-of-pocket expenses incurred by me in providing such cooperation. The Company will indemnify me, in accordance with and subject to the terms of Company’s bylaws, for claims and other covered matters arising by reason of the fact that I was an officer or employee of the Company.
9.    Termination of Relationship. I acknowledge that my employment will be separated as of the Separation Date. I acknowledge that neither the Company nor its successors have any obligation,

contractual or otherwise, to rehire, reemploy, recall, or hire me in the future. I understand that this Agreement does not constitute an admission of wrongdoing by any party.
10.    Consultation with Attorney. I acknowledge that the Company has advised me that it is up to me as to whether I consult an attorney prior to signing this Agreement, and that the Company has advised that I should do so.
11.    Violation of Agreement. If any legal action or other proceeding is brought for the enforcement of this Agreement, the non-breaching party shall be able to recover from the breaching party its reasonable attorney’s fees, court costs and all expenses (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled. In addition, in the event of a violation of Paragraph 7 of this Agreement, it is understood that precise calculation of damages may be difficult, but that the Company will suffer significant harm in the event a violation occurs. Consequently, not as a penalty, but as reasonable approximation of the actual harm incurred, the parties agree to liquidated damages of two thousand dollars ($2,000.00) per violation by me, in addition to any other remedies otherwise available in law or equity. Nothing herein shall be deemed to restrict or prohibit the Company from enforcing its Recoupment Policy (as set forth in the Compensation Committee Key Practices of the Company), and I acknowledge that I am bound by and subject to the Recoupment Policy. The parties agree that Indiana law will apply to the interpretation of this Agreement, and that exclusive venue shall exist with the courts of Indiana or the U.S. District Court for the Southern District of Indiana.
12.    Severability. I understand, and it is my intent, that in the event this Agreement is ever held to be invalid or unenforceable (in whole or in part) as to any particular type of claim or charge or as to any particular circumstances, it shall remain fully valid and enforceable as to all other claims, charges, and circumstances.
13.    My Representations. I HAVE READ THIS AGREEMENT CAREFULLY, I HAVE HAD AN ADEQUATE OPPORTUNITY TO CONSULT AN ATTORNEY, AND I UNDERSTAND ALL OF ITS TERMS. IN AGREEING TO SIGN THIS AGREEMENT, I HAVE NOT RELIED ON ANY STATEMENTS OR EXPLANATIONS MADE BY THE COMPANY, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT. I ALSO UNDERSTAND AND AGREE THAT THIS AGREEMENT CONTAINS ALL OF THE AGREEMENTS BETWEEN THE COMPANY AND ME RELATING TO THE MATTERS INCLUDED IN THIS AGREEMENT. I ALSO AGREE THAT THIS AGREEMENT MAY BE EXECUTED IN ONE OR MORE COUNTERPARTS, ALL OF WHICH, TAKEN TOGETHER, SHALL CONSTITUTE ONE AND THE SAME AGREEMENT.
14.    Code Section 409A. In paying the amounts specified above, I acknowledge that the Company makes no representation as to the tax consequences or liability arising from said payments including, without limitation, under Section 409A of the Internal Revenue Code of 1986, as amended (“Code”). I agree to pay any and all income, excise, and other federal, state, and local taxes which may be determined to be due in connection with the payments described above. The parties acknowledge that the severance benefits payable under this Agreement are intended to be exempt from or comply with Section 409A of the Code and the regulations and guidance promulgated thereunder to the extent applicable. The Company shall be entitled to report such payments as required under the Code or any provision of U.S., state, local, or non-U.S. tax law. All payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under section 409A of the Code. For purposes of section 409A of the Code, the right to receive a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. Further, for purposes of the limitations on nonqualified deferred compensation under section 409A of the Code, each payment of compensation under this Agreement shall be treated as a separate payment. In no event may I, directly or indirectly, designate the calendar year of a payment. Notwithstanding any provisions in the Agreement to the contrary, I acknowledge that I am a “specified employee” (within the meaning of Code Section 409A) as of the effective date of my separation from service with the Company, and, as a result, distribution of the termination benefits specified herein (to the extent that they are subject to and not otherwise exempt or excepted from Code Section 409A (e.g., under the short-term deferral exception and/or the severance pay exception)) shall not commence earlier than six months after the effective date of my separation from service with the Company. Payments delayed by the preceding sentence shall be accumulated and paid on the earliest administratively feasible date permitted by such sentence. Benefits delayed by this provision shall commence on the day after such delay.

Employee:

Signature:__/s/ Todd Driver___________________
Todd Driver
Date: 1/1/16

`	Received and agreed to by Lippert Components, Inc. on behalf of itself and all other persons and entities released herein:

By:___/s/ Nick Fletcher______________________
Printed Name: Nick Fletcher
Title: Chief Human Resources Officer
Date: 1/4/16

5